UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2011
Date of report (date of earliest event reported)

STEINER LEISURE LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Commonwealth of The Bahamas
(State or other Jurisdiction of Incorporation)

0-28972	98-0164731
(Commission File Number)	(IRS Employer Identification No.)

Suite 104A, Saffrey Square
P.O. Box N-9306
Nassau, The Bahamas	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

(242) 356-0006
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  The compensation committee (the "Committee") of the board of directors of Steiner Leisure Limited (the "Company") approved new employment and severance agreements with Leonard I. Fluxman, as President and Chief Executive Officer of the Company (the "New CEO Employment Agreement") and Stephen Lazarus, as Executive Vice President and Chief Financial Officer of the Company (the "New CFO Employment Agreement," together with the New CEO Employment Agreement, the "New Employment Agreements").

New CEO Employment Agreement

The New CEO Employment Agreement was executed by the Company and Mr. Fluxman on February 3, 2011. The New CEO Employment Agreement is effective as of January 1, 2011, and succeeds the previous employment agreement between the Company and Mr. Fluxman that expired pursuant to its terms on December 31, 2010. The New CEO Employment Agreement has an "evergreen" term of one year ending December 31, 2011, which will automatically renew on an annual basis for one year terms ending December 31st of each successive year, unless and until either party elects during any given year to provide a notice of non-renewal. Among other things, the New CEO Employment Agreement also provides for:

    A base salary in the amount of $721,000 which will be subject to review and possible increase each year in the discretion of the Board.
    The opportunity to earn an annual incentive bonus based on performance criteria determined annually by the Compensation Committee in its sole discretion. The incentive bonus can range from 50% to 200% of Mr. Fluxman's then current base salary target bonus, depending on the extent to which the performance criteria are met, with a target incentive bonus equal to 100% of his then current base salary.
    The right to be granted equity awards from time to time as determined by the Committee. As Mr. Fluxman received a grant of 60,000 restricted share units in December 2010, one-quarter of which restricted share units vest on each of the first four anniversaries of the date of grant, no additional equity award was granted in connection with the entering into of the New CEO Employment Agreement. This grant was in addition to the annual grant of 12,519 restricted share units and 28,661 performance share units awarded to Mr. Fluxman in December 2010.
    An opportunity to participate in the Company's benefit programs made available by the Company to its executive officers, including, without limitation, group health, disability and other insurance coverage, participation in the Company's 401(k) plan, and an automobile allowance. The Company will provide Mr. Fluxman with term life insurance with a death benefit of five times the sum of the then current base salary plus the target bonus amount.
    Certain payments in the event of Mr. Fluxman's death, disability, termination by the Company without cause or termination by Mr. Fluxman for good reason (as defined in the New CEO Employment Agreement). Among other benefits, for termination by the Company without cause, or by Mr. Fluxman for good reason, Mr. Fluxman would be paid a lump sum severance amount equal to two and one half (2.5) times his then base salary plus the target bonus amount. The New CEO Employment Agreement also provides for a "double trigger" severance payment, in the event of a termination by the Company without cause or by Mr. Fluxman for good reason within two years following a change in control of the Company, of a lump sum equal to three (3) times his then base salary plus the target bonus amount. Unlike the prior employment agreement for Mr. Fluxman, the New CEO Employment Agreement does not contain a gross-up provision for excise taxes that may be incurred by Mr. Fluxman in connection with certain severance payments. In addition, the change of control severance payment in the New CEO Employment Agreement has been substantially reduced from the "single trigger" change of control severance payment in the prior employment, to conform to current widespread corporate governance standards and practices.
    Restrictions on Mr. Fluxman's use of confidential information of the Company and on competitive activities by Mr. Fluxman during and after the term of the New CEO Employment Agreement.

New CFO Employment Agreement

The New CFO Employment Agreement was executed by the Company and Mr. Lazarus on February 3, 2011. The New CFO Employment Agreement is effective as of January 1, 2011, and replaces the previous employment agreement between the Company and Mr. Lazarus that was in effect and scheduled to expire pursuant to its terms on July 31, 2011. The New CFO Employment Agreement has an "evergreen" term of one year ending December 31, 2011, which will automatically renew on an annual basis for one year terms ending December 31st of each successive year, unless and until either party elects during any given year to provide a notice of non-renewal. Among other things, the New CFO Employment Agreement also provides for:

    A base salary in the amount of $368,515 which will be subject to review and possible increase each year in the discretion of the Board.
    The opportunity to earn an annual incentive bonus based on performance criteria determined annually by the Compensation Committee in its sole discretion. The incentive bonus can range from 50% to 150% of Mr. Lazarus's then current base salary target bonus, depending on the extent to which the performance criteria are met, with a target incentive bonus equal to 75% of his then current base salary.
    The right to be granted equity awards from time to time as determined by the Committee. As Mr. Lazarus received a grant of 20,000 restricted share units in December 2010, one-fifth of which restricted share units vest on each of the first five anniversaries of the date of grant, no additional equity award was granted in connection with the entering into of the New CFO Employment Agreement. This grant was in addition to the annual grant of 6,260 restricted share units and 14,330 performance share units awarded to Mr. Lazarus in December 2010.
    An opportunity to participate in the Company's benefit programs made available by the Company to its executive officers, including, without limitation, group health, disability and other insurance coverage, participation in the Company's 401(k) plan, and an automobile allowance. The Company will provide Mr. Lazarus with term life insurance with a death benefit of four times the sum of the then current base salary plus the target bonus amount.
    Certain payments in the event of Mr. Lazarus's death, disability, termination by the Company without cause or termination by Mr. Lazarus for good reason (as defined in the New CFO Employment Agreement). Among other benefits, for termination by the Company without cause, or by Mr. Lazarus for good reason, Mr. Lazarus would be paid a lump sum severance amount equal to two (2) times his then base salary plus the target bonus amount. The New CFO Employment Agreement also provides for a "double trigger" severance payment, in the event of a termination by the Company without cause or by Mr. Lazarus for good reason within two years following a change in control of the Company, of a lump sum equal to two and one half (2.5) times his then base salary plus the target bonus amount.
    Restrictions on Mr. Lazarus's use of confidential information of the Company and on competitive activities by Mr. Lazarus during and after the term of the New CFO Employment Agreement.

The above summaries of each of the New Employment Agreements are qualified in their entireties by reference to the New CEO Employment Agreement and the New CFO Employment Agreement, copies of which are attached hereto as Exhibit 10.32 and Exhibit 10.33, respectively, and incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits
Exhibit Number	Description

10.32	Employment and Severance Agreement dated February 3, 2011 between Steiner Leisure Limited and Leonard I. Fluxman.
10.33	Employment and Severance Agreement dated February 3, 2011 between Steiner Leisure Limited and Stephen Lazarus.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEINER LEISURE LIMITED

Date: February 7, 2011	/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer